Exhibit 10.1

FIRST AMENDMENT TO SENIOR SECURED LOAN AGREEMENT

This FIRST AMENDMENT TO SENIOR SECURED LOAN AGREEMENT (this “Amendment”), dated as of March 18, 2011 is entered into by and among (1) WILLIAM LYON HOMES, INC., a California corporation (the “Borrower”), (2) the lenders party to the Loan Agreement (described below) from time to time (the “Lenders”), and (3) COLFIN WLH FUNDING, LLC, as Administrative Agent, with respect to the following:

A. The Borrower, the Administrative Agent and the Lenders have previously entered into that certain Senior Secured Term Loan Agreement dated as of October 20, 2009 (the “Existing Loan Agreement” and as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”). Capitalized terms are used in this Amendment as defined in the Loan Agreement, unless otherwise defined herein.

B. The Borrower and the Lenders have agreed to make certain amendments to the Existing Loan Agreement as described below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Effectiveness. The effectiveness of the provisions in Section 2 of this Amendment is subject to the satisfaction of the conditions further described in Section 3 of this Amendment.

2. Tangible Net Worth. Section 7.15 of the Existing Loan Agreement is hereby amended and restated in its entirety as follows:

“7.15 TANGIBLE NET WORTH. (a) From, and including, the Closing Date through, but excluding, December 31, 2010, permit Tangible Net Worth to be less than $75,000,000 at the end of any fiscal quarter, (b) from, and including, December 31, 2010 through, but excluding December 31, 2011, permit Tangible Net Worth to be less than $75,000,000 at the end of any two consecutive fiscal quarters, and (c) thereafter, permit Tangible Net Worth to be less than $75,000,000 at the end of any fiscal quarter.”

3. Conditions Precedent to the Effectiveness of this Amendment. The effectiveness of the provisions contained in Section 2 above is conditioned upon, and such provisions shall not be effective until, each of the following conditions has been satisfied unless any such condition has been waived in writing by the Majority Lenders (the first date on which all of the following conditions have been satisfied or waived in writing being referred to herein as the “Amendment Effective Date”):

(a) The Administrative Agent shall have received, on behalf of the Lenders, this Amendment, duly executed and delivered by the Borrower, the Administrative Agent and the Majority Lenders.

4. Borrower Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment and amend the Existing

Loan Agreement in the manner provided in this Amendment, the Borrower represents and warrants to the Administrative Agent and each Lender as follows:

(a) Power and Authority. The Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Existing Loan Agreement as amended by this Amendment (hereafter referred to as the “Amended Loan Agreement”).

(b) Authorization of Agreements. The execution and delivery of this Amendment by the Borrower and the performance of the Amended Loan Agreement by the Borrower have been duly authorized by all necessary action, and this Amendment has been duly executed and delivered by the Borrower.

(c) Enforceability. Each of this Amendment and the Amended Loan Agreement constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general. The enforceability of the obligations of the Borrower hereunder is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d) No Conflict – Borrower. The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of each of this Amendment and the Amended Loan Agreement do not and will not (i) contravene, in any material respect, any provision of any law, regulation, decree, ruling, judgment or order that is applicable to the Borrower or its properties or other assets, (ii) result in a breach of or constitute a default under the charter, bylaws or other organizational documents of the Borrower or any material agreement, indenture, lease or instrument binding upon the Borrower or its properties or other assets or (iii) result in the creation or imposition of any Liens on its properties other than as permitted under the Loan Agreement.

(e) No Conflict – Parent. The execution, delivery and performance by Parent of the acknowledgement/consent/agreement attached to this Amendment do not and will not (i) contravene, in any material respect, any provision of any law, regulation, decree, ruling, judgment or order that is applicable to Parent or its properties or other assets, (ii) result in a breach of or constitute a default under the charter, bylaws or other organizational documents of Parent or any material agreement, indenture, lease or instrument binding upon Parent or its properties or other assets or (iii) result in the creation or imposition of any Liens on its properties other than as permitted under the Loan Agreement.

(f) Governmental Consents. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Amendment.

5. Lender Representations and Warranties. ColFin WLH Funding, LLC (“ColFin”) represents and warrants to the Borrower as follows:

(a) Power and Authority. ColFin has all requisite limited liability company power and authority to enter into this Amendment.

(b) Authorization of Agreements. The execution and delivery of this Amendment by ColFin have been duly authorized by all necessary action, and this Amendment has been duly executed and delivered by ColFin.

6. Miscellaneous.

(a) Reference to and Effect on the Loan Agreement and the other Loan Documents.

(i) Except as specifically modified by this Amendment, the Existing Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed by the Borrower in all respects.

(ii) The execution and delivery of this Amendment and performance of the Amended Loan Agreement shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under, the Existing Loan Agreement, the Amended Loan Agreement or any of the other Loan Documents.

(iii) Upon the conditions precedent set forth herein being satisfied, this Amendment shall be construed as one with the Existing Loan Agreement, and the Existing Loan Agreement shall, where the context requires, be read and construed throughout so as to incorporate this Amendment, and any reference to the “Loan Agreement” in any of the Loan Documents shall be deemed to reference the Amended Loan Agreement.

(iv) If there is any conflict between the terms and provisions of this Amendment and the terms and provisions of the Amended Loan Agreement or any other Loan Document, the terms and provisions of this Amendment shall govern.

(b) Expenses. The Borrower acknowledges that all costs and expenses of the Administrative Agent incurred in connection with this Amendment will be paid by the Borrower in accordance with Section 11.04 of the Existing Loan Agreement.

(c) Headings. Section and subsection headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

(d) Counterparts. This Amendment may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Transmission by telecopier of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.

(e) Incorporation by Reference. The provisions of Sections 11.14 through 11.16 of the Loan Agreement are hereby incorporated by reference, mutatis mutandis, as if set forth in full herein.

7. Loan Documents. This Amendment is a Loan Document as defined in the Loan Agreement, and the provisions of the Loan Agreement generally applicable to Loan Documents are applicable hereto and incorporated herein by this reference.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

WILLIAM LYON HOMES, INC., a California corporation

By:	/s/ Matthew R. Zaist
Name:	Matthew R. Zaist
Title:	Executive Vice President

[Signature Page to First Amendment to Loan Agreement]

COLFIN WLH FUNDING, LLC, as Administrative Agent and on behalf of all Lenders

By:	/s/ Mark M. Hedstrom
Name:	Mark M. Hedstrom
Title:	V.P.

[Signature Page to First Amendment to Loan Agreement]

Acknowledgement, Consent and Agreement of Parent

Parent, by its execution below, confirms and agrees that the Unconditional Guaranty executed by it in favor of the Administrative Agent and the Lenders shall remain in full force and effect in accordance with its terms.

WILLIAM LYON HOMES, a Delaware corporation

By:	/s/ Matthew R. Zaist
Name:	Matthew R. Zaist
Title:	Executive Vice President

By:	/s/ Colin T. Severn
Name:	Colin T. Severn
Title:	Vice President and Chief Financial Officer

[Signature Page to First Amendment to Loan Agreement]